Prudential

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
2101 Welsh Road
Dresher, PA 19025

Prudential FlexGuard℠ indexed variable annuity

Flexible Premium Deferred Index-Linked Variable Annuity

Issued by Prudential Annuities Life Assurance Corporation *(PALAC)*

1. OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

☐ Natural Person(s) ☐ UGMA/UTMA ☐ Custodian ☐ Trust - *(If selecting a Trust, submit the Certificate of Entity Ownership for Trusts form with this application.)*

B. OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______

Street address ______ City ______ State ______ Zip ______

Home phone ______ Mobile phone ______ Email address ______

C. JOINT OWNER - Not available if Owner is a Custodian, Trust or for Qualified Annuities. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Relationship to Owner ______

D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Custodian or Trust.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Mobile phone ______ Email address ______

RILA-APP(6/20) Page 1 of 8 ORD 310166
(All pages must be returned)

1. OWNERSHIP INFORMATION *(continued)*

E. OPTIONAL OTHER ANNUITANT

For Custodial IRA contracts your Optional Other Annuitant must be a **Contingent Annuitant**. For Non-Qualified contracts your Optional Other Annuitant must be a **Joint Annuitant**.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Relationship to Owner ______

2. BENEFICIARY INFORMATION

- Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected.
- Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%.
- For more than 3 beneficiaries, use section 6 to provide all information requested below for each beneficiary.
- For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary.

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

TRUSTEE NAME AND DATE OF TRUST ***REQUIRED ONLY*** *IF A TRUST IS LISTED AS BENEFICIARY*

Trustee Name ______ Date of Trust *(mm/dd/yyyy)* ______

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

RILA-APP(6/20) Page 2 of 8 ORD 310166
(All pages must be returned)

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ IRA ☐ Roth IRA ☐ SEP-IRA: *Are you Self Employed?* ☐ *YES* ☐ *NO*
(For SEP-IRA, additional information is required in section 6.)

B. PURCHASE PAYMENT(S)

Source of Funds	Payment Type Qualified	 Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] _______	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] _______	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] _______	☐ 1035 Exchange ☐ Contribution	$		

Total Expected Amount $ ____________

[1] If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed.*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

RILA-APP(6/20) Page 3 of 8 (All pages must be returned) ORD 310166

4. INDEX EFFECTIVE DATE: ONE OPTION MUST BE CHOSEN Earliest Index Effective Date: If you choose this option, your Index Effective Date will be the Issue Date of the Contract upon receipt of this application, initial Purchase Payment and other documents we require in Good Order. Your initial Purchase Payment will be allocated as indicated in Section 5. Deferred Index Effective Date: If you choose this option, your Contract will be issued upon receipt of this application, initial Purchase Payment and other documents we require in Good Order. The portion of your initial Purchase Payment you intend to allocate to any Index Strategy will be allocated to the Holding Account for 30 days. Account Value in the Holding Account will then be reallocated according to the Allocation Options you indicate below using Index Strategy Rates in effect on the issue date of the contract. Please note: any additional Purchase Payments received after the Index Effective Date will be allocated to the Holding Account and may not be used to start a new Index Strategy until an Index Anniversary. 5. ALLOCATION OPTIONS - NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS We will only allow allocation to the Index Strategies on the Index Effective Date and on subsequent Index Anniversary Dates. Please see the prospectus for additional details. Index Strategies Point to Point with Cap Rate Step Rate Plus MSCI EAFE 1 Year 10% Buffer MSCI EAFE 1 Year 5% Buffer S&P 500® 1 Year 10% Buffer S&P 500® 1 Year 5% Buffer S&P 500® 1 Year 100% Buffer Tiered Participation Rate MSCI EAFE 3 Year 10% Buffer MSCI EAFE 6 Year 10% Buffer MSCI EAFE 3 Year 20% Buffer S&P 500® 6 Year 10% Buffer S&P 500® 3 Year 10% Buffer S&P 500® 3 Year 20% Buffer MSCI EAFE 6 Year 20% Buffer S&P 500® 6 Year 20% Buffer Variable Options Domestic Equity Large-Cap Value Domestic Fixed Income MFS® Value Series – Service Class MFS® Total Return Bond Series – Service Class International Equity Money Market MFS® International Growth Portfolio – Service Class PSF Government Money Market Portfolio – Class III Asset Allocation MFS® Total Return Series – Service Class Percentages among the Index Strategies and Variable Options must total 100%. Total % RILA-APP(6/20) Page 4 of 8 ORD 310166 (All pages must be returned)

6. ADDITIONAL INFORMATION If needed for: • Beneficiaries (include Beneficiary’s full social security number, name, address, date of birth, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.) • SEP-IRA (include Employer name, address and Employer Plan No.(if available).) • Interested Parties (include name, social security number, date of birth and address.) • Special Instructions 7. FINANCIAL PROFESSIONAL AUTHORIZATION By signing this application, you authorize your financial professional, who is also signing this application, to perform Contract Maintenance and provide Allocation Instructions as defined in the Definitions and Disclosure. To revoke this authorization to perform one or both activities, check the appropriate box below: Contract Maintenance Allocation Instructions 8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. ALABAMA: Any person who knowingly presents a false or fraudulent ARIZONA: Upon written request an insurer is required to provide, within claim for payment of a loss or benefit or who knowingly presents false a reasonable time, factual information regarding the benefits and provisions information in an application for insurance is guilty of a crime and may be of the annuity contract to the contract owner. subject to restitution fines or confinement in prison, or any combination If for any reason you are not satisfied with this contract, youmay return it thereof. to us within 10 days (or 30 days for applicants 65 or older) of the date you ALASKA: All statements and descriptions in an application for an receive it. All you have to do is take it or mail it to one of our offices or to the insurance policy or annuity contract, or in negotiations for the policy or representative who sold it to you, and it will be canceled from the beginning. contract, by or in behalf of the insured or annuitant, shall be considered If this is not a variable contract, any monies paid will be returned promptly. to be representations and not warranties. Misrepresentations, omissions, If this is a variable contract, any monies paid will be returned promptly after concealment of facts, and incorrect statements may not prevent a recovery being adjusted according to state law. under the policy or contract unless either (1) fraudulent; (2) material either COLORADO: It is unlawful to knowingly provide false, incomplete, or to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) misleading facts or information to an insurance company for the purpose the insurer in good faith would either not have issued the policy or contract, of defrauding or attempting to defraud the company. Penalties may include or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with imprisonment, fines, denial of insurance, and civil damages. respect to the hazard resulting in the loss, if the true facts had been made Any insurance company or agent of an insurance company who knowingly known to the insurer as required either by the application for the policy or provides false, incomplete, or misleading facts or information to a policy contract or otherwise. holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. RILA-APP(6/20) Page 5 of 8 ORD 310166 (All pages must be returned)

8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) FLORIDA: Any person who knowingly and with intent to injure, OHIO: Any person who, with intent to defraud or knowing that he is defraud or deceive any insurer, files a statement of claim or facilitating a fraud against an insurer, submits an application or files a claim an application containing any false, incomplete or misleading containing a false or deceptive statement is guilty of insurance fraud. information is guilty of a felony of the third degree. OKLAHOMA: WARNING — Any person who knowingly, and KANSAS: Any person who knowingly presents a false or fraudulent claim with intent to injure, defraud or deceive any insurer, makes any claim for for payment of a loss or benefit or knowingly presents false information in the proceeds of an insurance policy containing any false, incomplete or an application for insurance may be guilty of insurance fraud as determined misleading information is guilty of a felony. by a court of law and may be subject to fines and confinement in prison. OREGON and VERMONT: — Any person who knowingly presents a KENTUCKY: Any person who knowingly and with intent to defraud materially false statement in an application for insurance may be guilty of a any insurance company or other person files an application for insurance criminal offense and subject to penalties under state law. containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a PENNSYLVANIA: Any person who knowingly and with intent to fraudulent insurance act, which is a crime. defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information MAINE, TENNESSEE and WASHINGTON: It is a crime to or conceals for the purpose of misleading, information concerning any fact knowingly provide false, incomplete or misleading information to material thereto commits a fraudulent insurance act, which is a crime and an insurance company for the purpose of defrauding the company. subjects such person to criminal and civil penalties. Penalties may include imprisonment, fines or a denial of insurance benefits. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully a claim containing a false or deceptive statement may have violated the presents false information in an application for insurance is guilty of a crime state law. and may be subject to fines and confinement in prison. ALL OTHER STATES: Any person who knowingly and willfully NEW JERSEY: Any person who includes any false or misleading presents a false or fraudulent claim for payment of a loss or benefit or information on an application for an insurance policy is subject to criminal who knowingly and willfully presents false information in an application for and civil penalties. insurance is guilty of a crime and may be subject to fines and confinement in prison. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements: • This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I have received a current prospectus for this annuity; and • The value of the contract may be affected by an external index, but the contract does not directly participate in any index; and • The Holding Account is not guaranteed and may lose value; and • Amounts allocated to Index Strategies will be subject to an Interim Value Adjustment if withdrawn or transferred prior to completion of the Index Term; and • Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and • If I have purchased another Non-Qualified Annuity from PALAC or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • To the best of my knowledge and belief the statements made in this application are true and complete. RILA-APP(6/20) Page 6 of 8 ORD 310166 (All pages must be returned)

8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withhold- ing and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGN HERE Owner Signature (or trustee or custodian, if applicable) Date of Signature (mm/dd/yyyy) TITLE (if any) If signing on behalf of a custodian, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE Joint Owner Signature Date of Signature (mm/dd/yyyy) SIGN HERE Annuitant Signature (if different from Owner) Date of Signature (mm/dd/yyyy) SIGN HERE Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) RILA-APP(6/20) Page 7 of 8 ORD 310166 (All pages must be returned)

9. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by PALAC. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current PALAC approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that PALAC and its affiliates will rely on this statement. SIGN HERE Financial Professional Signature Date of Signature (mm/dd/yyyy) SIGN HERE Financial Professional Signature Date of Signature (mm/dd/yyyy) A. FINANCIAL PROFESSIONAL(S) USE ONLY Commission Option A Commission Option B Commission Option C Please contact your home office for available Commission Options or with any questions. Name (First, Middle, Last ) Percentage % ID Number Telephone Number Email address Name (First, Middle, Last ) Percentage % ID Number Telephone Number Email address B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. Annuity No. (If established) RILA-APP(6/20) Page 8 of 8 ORD 310166 (All pages must be returned)

DEFINITIONS AND DISCLOSURES

Please consult your prospectus for explanations of any of the terms used, or contact us with any questions.

AUTHORIZATION: In Section 7, you may grant your financial professional access to your Annuity Contract Information and give that person the ability to perform the activities you have selected. Neither PALAC nor any person authorized by PALAC will be responsible for, and you agree to indemnify and hold PALAC harmless from and against, any claim, loss, taxes, penalties or any other liability or damages in connection with, or arising out of, any act or omission if we acted on an authorized individual's instructions in good faith and in reliance on this Authorization.

The designated activities are defined as follows:

1. **PERFORM CONTRACT MAINTENANCE**
   "Contract Maintenance" is currently limited to the following: contract inquiry/access to Annuity contract information; changes to the Address-of-Record for the Owner(s); increasing or decreasing systematic investment amounts under a Systematic Investment program; terminating a Systematic Investment program; increasing or decreasing systematic withdrawal amounts under a Systematic Withdrawal program; and terminating a Systematic Withdrawal program. Additional maintenance activities may be available in the future.
2. **PROVIDE ALLOCATION INSTRUCTIONS**
   "Allocation Instructions" includes all activities which affect the allocation of your Account Value in the Sub-Accounts and/or any Index Strategies available through the Annuity (consult your current prospectus.) These activities include transfers between or among Sub-Accounts and Index Strategies; initiating, terminating or making changes to allocation instructions; and as applicable, cancelling any Optional Programs on the Annuity. These instructions may be communicated to PALAC by my Financial Professional or another authorized person through electronic (including use of Service On-Line), written, telephonic, facsimile or by other means acceptable to PALAC.

HOW TO REVOKE THIS AUTHORIZATION

The contract owner can revoke this authorization by calling 800-513-0805.

DEATH BENEFIT: Death benefit proceeds are payable in equal shares to the surviving Beneficiaries in the appropriate Beneficiary class unless you request otherwise.

The death benefit becomes payable to the designated Beneficiary upon first death of any Owner. For Custodian or Trust Owned Annuities, the death benefit is paid upon the death of the Annuitant unless a Contingent Annuitant has been named.

SPOUSAL CONTINUATION: For Federal tax purposes, the term "spouse" includes any individuals who are lawfully married under state law. Federal law does not recognize domestic partnerships or civil unions that are not designated as "married" under state law. Therefore, we cannot permit a civil union partner or domestic partner who is not recognized under state law as "married" to continue the annuity within the meaning of the tax law under the annuity's "Spousal Continuation" provision. An alternative distribution option referred to as "Taxable Contract Continuation" is available to domestic partners and civil unions.

TAX REPORTING AND WITHHOLDING STATEMENT: There may be tax implications as a result of certain cash distributions, including systematic withdrawals, and the request(s) (including tax reporting and withholding) cannot be reversed once processed. Federal and some state laws require that PALAC withhold income tax from certain cash distributions, unless the recipient requests that we not withhold. You may not opt out of withholding unless you have provided PALAC with a U.S. residence address and a Social Security Number/ Taxpayer Identification Number.

If you request a distribution that is subject to withholding and do not inform us in writing NOT to withhold Federal Income Tax before the date payment must be made, the legal requirements are for us to withhold tax from such payment.

If you elect not to have tax withheld from a distribution or if the amount of Federal Income Tax withheld is insufficient, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding estimated tax payments are not sufficient. For this purpose you may wish to consult with your tax advisor.

Some states have enacted State tax withholding. Generally, however, an election out of Federal withholding is an election out of State withholding.

SITUS RULES: If application is signed in a State other than the Owner's State of Residence, a Contract Situs Form is required. In the event that the financial professional is licensed in both the client's resident state and the state of solicitation, and where the Contract Situs Form criteria is not applicable, the annuity may be issued in the client's resident state. The Additional Information Section of the application should be noted to reflect that the contract should be issued in the client's resident state and not the state of signing.

Please note that all state specific requirements apply to the state in which the contract is being issued.

ADDITIONAL INFORMATION: We may apply certain limitations, restrictions, and/or standards as a condition of our issuance of an Annuity and/or acceptance of Premiums.

We have the right to reject this application.

Prudential Annuities, Prudential, the Prudential logo and the Rock symbol are service marks of Prudential Financial, Inc. and its related entities.

This form, and the information contained within, does not take into account the investment objectives or financial situation of any client or prospective clients. The information is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Clients seeking information regarding their particular investment needs should contact a financial professional.

The **S&P 500 Index** is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Prudential Annuities Life Assurance Corporation. Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Prudential Annuities Life Assurance Corporation. Prudential Annuities Life Assurance Corporation's Product(s) is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.

MSCI EAFE Index: The annuity contract referred to herein is not sponsored, promoted or endorsed by MSCI, and MSCI bears no liability with respect to any such annuity contract or any index referred to by any such annuity contract. The product prospectus contains a more detailed description of the limited relationship MSCI has with Prudential Annuities Life Assurance Corporation and any related annuity contracts.